                                                                    Exhibit 10.8

                  RESEARCH, DEVELOPMENT AND MARKETING AGREEMENT

     This RESEARCH, DEVELOPMENT AND MARKETING AGREEMENT ("AGREEMENT") is made effective as of December 9, 2003 ("Effective Date"), by and between Luitpold
Pharmaceuticals, Inc., a New York corporation ("Luitpold") and BioMimetic
Pharmaceuticals, Inc., a Delaware corporation ("BMPI") (each, individually, a
"Party" and, collectively, the "Parties").

     WHEREAS, BMPI has developed technology involving GEM 21 (Growth-factor
Enhanced Matrix) products containing recombinant human platelet derived growth factor (rhPDGF-BB) and a bone matrix (collectively the "Licensed Products"), and holds licensed and other rights to certain United States and foreign patents related to the Licensed Products;

     WHEREAS, BMPI is currently conducting clinical studies in an effort to obtain approval of the Licensed Products for uses related to the treatment, cure, or relief of humans for periodontal diseases by the U.S. Food and Drug
Administration ("FDA") and Canadian regulatory authorities, and obtaining the CE mark in the European Union, and also holds certain licensed and other patent rights for uses related to the treatment, cure, or relief of mammals for periodontal diseases and/or the repair, restoration or reconstruction of oral and cranio-maxillofacial osseous defects (the "Field of Use") and uses outside the Field of Use that are related to the treatment and healing of bone, cartilage, tendon and ligaments of the skeletal system in animals (excluding humans), excluding the treatment and healing of soft tissue wounds, (the "Field of Extended Use");

     WHEREAS, Luitpold has an interest in marketing the Licensed Products in the
Field of Use and Field of Extended Use worldwide once approval has been obtained in the United States and a "CE" mark is obtained in the European Union in the
Field of Use, and Luitpold therefore has an interest in the successful completion of the approval process; and

     WHEREAS, both Luitpold and BMPI consider it desirable to perform and complete the regulatory approval process for the Field of Use;

     NOW, THEREFORE, the Parties hereto agree as follows:

1.   RESEARCH AND DEVELOPMENT. BMPI agrees to continue the clinical studies and shall make commercially reasonable efforts to complete the clinical studies and regulatory filings required to obtain FDA marketing approval in the
     United States and applicable regulatory approval in the E.U. and Canada for the Licensed Products in the Field of Use (the "Initial Approvals"),
     including any and all postmarketing or other studies required as a condition of the Initial Approvals. Where shelf life of rePDGF-BB in the
     Field of Use may be extended, BMPI will conduct such extended stability studies as may be required by a regulatory authority or authorities for such shelf life extension. BMPI shall pay all costs incurred by it in connection with completing all such studies and fees associated with such filings.

2.   REPORTING. At least quarterly after the execution of this Agreement, BMPI shall meet with representative of Luitpold to review the progress of the clinical development and status of regulatory approvals of the Licensed
     Products.

3.   MARKETING. Upon execution of this Agreement, BMPI shall assist Luitpold with marketing activities with respect to the Licensed Products. These activities shall include:

     a.   reviewing advertising materials prepared by Luitpold;

     b.   introducing Luitpold to key opinion leaders in the Field of Use;

     c.   assisting Luitpold in the identification and selection of potential distribution partners in Europe;

     d.   assisting Luitpold in the design and conduct of clinical trials for additional label claims in the United States and the European Union;
          and

     e.   assisting Luitpold in the design and conduct of post-marketing clinical studies.

     All clinical studies for additional label claims and/or post-marketing purposes, not required as a condition of the Initial Approvals, shall be at the sole cost and expense of Luitpold. The parties acknowledge and agree that no external marketing activities will be undertaken before the date of regulatory approval, except for such activities as allowed by law.

     The parties agree, that as provided in that certain Supply Agreement between BMPI and Orthovita Inc. dated August 2, 2002, Orthovita shall have the right to review and recommend modifications to all testing protocols for the pre-clinical studies and the clinical studies prior to the commencement of each individual study of Licensed Products containing
     beta-TriCalcium Phosphate ("beta-TCP"). In addition, Jeffery Hollinger,
     Ph.D. shall direct the pharmacokinetic study portion of the pre-clinical studies of Licensed Products containing beta-TCP.

4.   FUNDING.

     a.   R&D. Luitpold shall pay to BMPI, upon execution of this Agreement, the sum of ** to compensate BMPI for the cost of product development incurred to date, as well as future costs of completing the clinical trial(s) and any and all postmarketing or other studies required as a condition of the Initial Approvals.

     b.   REGULATORY AND MARKETING ASSISTANCE. Luitpold shall pay to BMPI the sum of ** within thirty (30) days after the date on which the CE mark for Licensed Products in the Field of Use is first received in any jurisdiction in the European Union to pay for preparation, submission and prosecution of regulatory filings as well as for Marketing assistance as set forth in Section 3, during the initial marketing of the Licensed Products in the European Union. Luitpold acknowledges that the Licensed Products are experimental in

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**   REPRESENTS MATERIAL WHICH HAS BEEN REDACTED AND SEPARATELY FILED WITH THE
     SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL
     TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS
     AMENDED.

          nature, and are currently being used solely for research purposes and in clinical studies to obtain FDA and Canadian approvals and the CE mark in the European Union. Luitpold understands that no warranties, express or implied, are given concerning the approval of the Licensed
          Products and no assurances can be given that the Licensed Products will receive FDA or other governmental approval, or the CE mark.

5.   INVENTIONS AND PATENTS.

     a.   Any and all Improvements (as such term is defined in the Exclusive
          Sublicense Agreement) to the Licensed Products shall be governed by the terms of the Exclusive Sublicense Agreement defined in Section 8 hereof.

     b.   Luitpold may not claim by virtue of this Agreement (other than rights granted pursuant to the Exclusive Sublicense Agreement) any right title or interest in (a) any issued or pending patents owned or controlled by BMPI or (b) any invention, process or product arising out of BMPI's previous research and development activities, whether or not patentable. Each Party shall cooperate with the other in matters of patent protection consistent with the terms and conditions of this
          Agreement.

6.   EQUIPMENT/PROTOTYPES. BMPI shall retain title to all equipment purchased by it with funds provided by Luitpold to complete the clinical studies, to make regulatory filings, to conduct research, and to manufacture the
     Licensed Products.

7.   GOVERNMENT APPROVALS. BMPI shall assist Luitpold by reasonably supplying to
     Luitpold appropriate data, documents and other information necessary to enable Luitpold to obtain any necessary governmental or other approval for marketing the Licensed Products in the Field of Use outside the United
     States, the European Union and Canada or in the Field of Extended Use
     worldwide, or needed with respect to any post-marketing clinical studies for the Licensed Products for which Luitpold is responsible.

8.   EXCLUSIVE SUBLICENSE AGREEMENT. On the Effective Date, Luitpold and BMPI
     agree to enter into an Exclusive Sublicense Agreement with respect to the
     Licensed Products in substantially the form attached hereto as Exhibit A.

9.   MANUFACTURING AND SUPPLY AGREEMENT. On the Effective Date, Luitpold and
     BMPI agree to enter into a seven (7) year Manufacturing and Supply
     Agreement with respect to the production of the Licensed Products in substantially the form attached hereto as Exhibit B.

10.  CONFIDENTIALITY. Because BMPI and Luitpold will be cooperating with each other in this Agreement and because each may reveal to the other in the course of this Agreement certain confidential information, Luitpold and
     BMPI agree to hold any confidential and proprietary information of the other Party confidential pursuant to the provisions of the Nondisclosure
     Agreement between the Parties dated as of April 28, 2003.

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11.  RESPONSIBILITY. The Parties each agree to assume individual responsibility for the actions and omissions of their respective employees, agents, and assigns in conjunction with this Agreement.

12.  DEFAULT AND TERMINATION. The term of this Agreement shall be for a period beginning on the Effective Date and extending until the fifth (5th)
     anniversary from the date Luitpold makes the payment set forth in Section
     4(b). In the event that one Party commits any material breach of this
     Agreement, the non-breaching Party may terminate this Agreement at its option by giving the breaching Party not less than sixty (60) days written notice of its election to terminate as of a stated date. Such notice shall state the nature of the defaults claimed by the non-breaching Party. The breaching Party during said sixty (60) day period may cure any default stated in said notice and if such default is cured or, if such default is not a failure to pay an amount due and will reasonably take longer than sixty (60) days to cure and the breaching Party is diligently pursuing such cure, this Agreement shall continue in full force and effect as if such notice had not been given. Additionally, any breach of the Exclusive
     Sublicense Agreement described in Section 8 hereof or the Manufacturing and
     Supply Agreement described in Section 9 hereof shall also be deemed a breach of this Agreement. Termination of this Agreement shall not affect the rights and obligations of the Parties which accrued prior to the effective date of termination.

13.  GENERAL PROVISIONS.

     a.   Limited Liability. EXCEPT IN THE CASE OF GROSS NEGLIGENCE OR WILLFUL
          MISCONDUCT, NEITHER LUITPOLD NOR BMPI WILL BE LIABLE WITH RESPECT TO
          ANY MATTER ARISING UNDER THIS AGREEMENT UNDER ANY CONTRACT,
          NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR
          (A) ANY PUNITIVE, EXEMPLARY, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR
          LOST PROFITS OR (B) COST OF PROCUREMENT OF SUBSTITUTE GOODS,
          TECHNOLOGY OR SERVICES.

     b.   Use of Name. Luitpold does not have, and shall not acquire, any interest in any of BMPI's trademarks or trade names unless otherwise expressly agreed by BMPI in writing. BMPI's name may appear on the packaging and labeling for the Licensed Products and in material included therewith to the extent required by law; provided, however, that each such use must be approved in writing by BMPI, which approval shall not be unreasonably withheld. Luitpold shall not otherwise use the name of BMPI, or disclose the existence of this Agreement for any marketing, advertising or promotional purpose, without BMPI's prior written consent.

     c.   No Agency. Nothing herein contained shall be deemed to create an agency, joint venture, amalgamation, partnership or similar relationship between BMPI and Luitpold. Notwithstanding any of the provisions of this Agreement, neither Party shall at any time enter into, incur or hold itself out to third Parties as having authority to enter into or incur, on behalf of the other Party, any commitment,

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          expense or liability whatsoever, and all contracts, expenses and liabilities undertaken or incurred by one Party in connection with the performance of its obligations under this Agreement shall be undertaken, incurred or paid exclusively by that Party, and not as an agent or representative of the other Party. The Parties hereto agree that each is acting as an independent contractor and not as an agent or partner of the other by virtue of this Agreement.

     d.   Severability. If any provision of this Agreement shall be found to be void, invalid or unenforceable, the same shall either be conformed to the extent necessary to comply with applicable law or stricken if not so conformable, so as not to affect the validity of this Agreement.

     e.   Notices. All notices, requests, demands, waivers, consents, approvals or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, or by a recognized commercial courier service, and delivered by facsimile transmission as follows:

          If to BMPI:            BioMimetic Pharmaceuticals, Inc.
                                 330 Mallory Station, Suite A-1
                                 Franklin, TN 37067
                                 Attention: President and CEO
                                 FAX: 615-844-1281

          With a copy to:        Harwell Howard Hyne Gabbert & Manner, P.C.
                                 315 Deaderick Street, Suite 1800
                                 Nashville, TN 37238
                                 Attention: Mark Manner
                                 FAX: 615-251-1059

          If to Luitpold:        Luitpold Pharmaceuticals, Inc.
                                 One Luitpold Drive
                                 Shirley, NY 11967
                                 Attention: President and CEO
                                 FAX: 631-924-8650

          With a copy to:        Sonnenschein Nath & Rosenthal LLP
                                 1301 K Street, N.W.
                                 Suite 600, East Tower
                                 Washington, DC 20005
                                 Attention: Peter S. Reichertz
                                 FAX: 202-408-6399

or to such other address as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed effective (a) as of the date so delivered either personally or by facsimile transmission or courier service; or (b) on the third (3rd) business day after the same has been mailed.

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     (f) Force Majeure. Neither Party to this Agreement shall be liable for delay or failure in the performance of any of its obligations hereunder if such delay or failure is due to causes beyond its reasonable control, including, without limitation, acts of God, fires, earthquakes, strikes and labor disputes, acts of war and threatened acts of war, acts of terror and threatened acts of terror, civil unrest, or intervention of any governmental authority, but any such delay or failure shall be remedied by such Party as soon as is reasonably possible. If the force majeure event persists for longer than twelve (12)
months, the other Party shall have the right to terminate this Agreement.

     (g) Assignments. This Agreement may not be assigned by Luitpold without the written prior consent of BMPI; provided Luitpold may assign this Agreement to an acquiror of all or substantially all of its assets. This Agreement shall inure to the benefit of and be binding on the Parties' permitted assigns, and successors in interest.

     (h) Waivers and Modifications. The failure of any Party to insist on the performance of any obligation hereunder shall not act as a waiver of such obligation. No waiver, modification, release, or amendment or any obligation under this Agreement shall be valid or effective unless in writing and signed by both Parties hereto.

     (i) Choice of Law. This Agreement is subject to and shall be construed and enforced in accordance with the laws of the State of Tennessee without reference to its choice of law provisions.

     (j) Dispute Resolution. The Parties agree that prior to any arbitration concerning this Agreement, an executive officer of BMPI and Luitpold with authority to resolve the dispute will meet within ten (10) days of a written request by either Party to the other and will attempt in good faith to negotiate a resolution to the dispute. If the Parties are unable to negotiate a resolution to the dispute within twenty (20) days of commencing negotiations, either Party may initiate arbitration proceedings by written request to the other. Except as otherwise specifically provided herein, all controversies and claims under this
Agreement shall be settled by binding arbitration by a panel of three (3)
arbitrators pursuant to the Commercial Arbitration Rules of the American
Arbitration Association. The arbitration shall be conducted in New York, New
York. Each Party shall select one arbitrator and the two arbitrators so selected shall jointly select a third arbitrator. The decision reached by the arbitrators shall be conclusive and binding upon the Parties hereto and may be filed with the clerk of any court of competent jurisdiction. Each of the Parties shall pay its own expenses of arbitration and the expenses of the arbitrators shall be equally shared. Notwithstanding anything to the contrary in this Section (j), either Party may seek immediate injunctive relief from any court of competent jurisdiction for the protection of its intellectual property or Confidential
Information.

     (k) Headings. Section headings are for convenience only and will not be deemed to affect in any way the language of the provisions to which they refer.

     (l) Execution. This Agreement shall be executed in duplicate, both of which shall be deemed to be originals, and both of which shall constitute one and the same agreement.

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     (m) Entire Agreement. This Agreement constitutes the entire agreement between the Parties as to the subject matter hereof, and all prior negotiations, representations, agreements and understandings are merged into, extinguished by and completely expressed by this Agreement.

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IN WITNESS WHEREOF, BMPI and Luitpold have entered into this Agreement effective as of the date first hereinabove written.

LUITPOLD PHARMACEUTICALS, INC.             BMPI PHARMACEUTICALS, INC.

By: /s/ Mary Jane Helenek                  By: /s/ Samuel E. Lynch
    ------------------------------------       ---------------------------------
Name: Mary Jane Helenek                    Name: Samuel E. Lynch
Title: President, CEO                      Title: President

By: /s/ Jean M. Bellin
    ------------------------------------
Name: JEAN M. BELLIN
Title: VICE PRESIDENT, OHD

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                                    EXHIBIT A

                         EXCLUSIVE SUBLICENSE AGREEMENT

                                        9

                                    EXHIBIT B

                       MANUFACTURING AND SUPPLY AGREEMENT

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